Houston Wire & Cable Company Reports Results for the Quarter Ended June 30, 2016

HOUSTON, TX -- (Marketwired - August 09, 2016) - Houston Wire & Cable Company (NASDAQ: HWCC) (the "Company") announced operating results for the second quarter ended June 30, 2016.

Selected quarterly results were:

  Sales of $62.5 million
  Net loss from operations of $2.6 million
  Adjusted net loss (non-GAAP) of $0.7 million, excluding the impairment charge
  Cash flow from operations of $5.5 million
  Declared a dividend of $0.03 per share on August 9, 2016

Second Quarter Summary
Jim Pokluda, President and Chief Executive Officer commented, "The weak levels of industrial demand and the depressed oil and gas market experienced in the first quarter continued into the second quarter. While transactional activity increased in the early part of the quarter, indicative of a possible sales rebound, we closed the period with a return to more sluggish demand levels. Overall transactional activity, as measured by invoice count, increased by only 0.5% over the prior year period. While activity was slightly up over the first quarter, the sales shortfall was particularly impacted by the decrease in project activity. Sales decreased 19.9% or approximately 11% on a metals adjusted basis from the second quarter of 2015. We estimate that Maintenance, Repair and Operations (MRO) sales decreased 14% or approximately 5% on a metals adjusted basis, while project sales decreased 35% or approximately 26% on a metals adjusted basis."

Gross margin at 19.9% decreased 180 basis points from the second quarter of 2015, as lower industrial demand and extremely competitive market conditions collectively drove prices down. Operating expenses decreased $1.7 million or 9.8% to $15.5 million from $17.2 million in 2015. Excluding the impairments in both periods, operating expenses fell $1.1 million or 7.5% to $13.1 million in 2016 from $14.2 million in 2015. As market conditions remain depressed, cost reductions and judicious expense management are the primary areas of emphasis to ensure maximum operating leverage and efficiency.

Interest expense of $0.1 million was down 31.3% from $0.2 million in the prior year period. Average debt levels decreased by 28.9% from $45.1 million in 2015 to $32.0 million in 2016, while the effective interest rate decreased from 2.0% in 2015 to 1.7% in 2016.

The results of operations produced a net loss of $2.6 million, as compared to a net loss of $0.6 million in 2015. Excluding the impairments in both periods, the second quarter of 2016 produced a net loss of $0.7 million, compared to net income of $1.5 million in the prior year period.

Mr. Pokluda further commented "The sales reduction continues to heavily impact our operating results. While we have continued to cut our operating expenses, we cannot make up for the current lower sales operating margin contribution. We are experiencing sales successes through our commercial product line expansions; however, these sales channels, while a helpful revenue addition, cannot compensate for the reduced level of industrial demand, including project, oil and gas and MRO activity."

Pokluda continued, "Although our operating results were disappointing, I was pleased with our ability to efficiently manage our working capital investment and the resulting $5.5 million in operating cash flow that was generated. This allowed us to reduce our debt and purchase an additional 104,000 shares of stock. The Company considers its performance, stock price, dividend yield and financial position in deciding the best way to return value to our shareholders. In order to allow the Company to continue to invest in its business, including through its stock repurchase program, given the recent financial performance and the continuing difficult industrial market, the upcoming dividend will be paid at the rate of $0.03 per share."

Six month summary
Sales for the six month period were down 20.3% versus the prior year period and down approximately 12% on a metals adjusted basis. We estimate that MRO sales decreased 7%, and project sales decreased 22%, in each case on a metals adjusted basis.

Gross margin at 20.3% was down from the 21.7% level of the 2015 period. "Heavy market pricing pressure continued in light of the depressed level of industrial demand including the overall lackluster level of activity in the oil and gas arena," said Mr. Pokluda. Gross profit dollars decreased $8.8 million or 25.5%, primarily due to the decrease in sales.

Operating expenses decreased $2.2 million or 7.2% to $28.9 million from $31.2 million. Excluding the impairment charges from both periods, operating expenses decreased $1.6 million or 5.8%.

Interest expense of $0.3 million decreased 32.8% from $0.5 million. Average debt levels decreased 27.0% to $34.4 million in 2016, from $47.1 million in 2015, while interest rates fell to 1.7% from 2.0% in 2015.

The results of operations produced a net loss of $2.7 million, as compared to net income of $1.6 million in 2015. Excluding the impairments in both periods, the net loss for 2016 was $0.9 million, compared to a net income of $3.7 million in the prior year period.

Conference Call
The Company will host a conference call to discuss second quarter results on Tuesday, August 9, 2016 at 10:00 a.m., C.T. Hosting the call will be James Pokluda, President and Chief Executive Officer, and Nicol Graham, Vice President and Chief Financial Officer.

A live audio web cast of the call will be available on the Investor Relations section of the Company's website www.houwire.com.

Approximately two hours after the completion of the live call, a telephone replay will be available until August 16, 2016.

Replay, Toll-Free #: 855-859-2056
Replay, Toll #: 404-537-3406
Conference ID # 52903287

About the Company
With over 40 years' experience in the industry, Houston Wire & Cable Company is one of the largest providers of wire and cable in the U.S. market. Headquartered in Houston, Texas, the Company has sales and distribution facilities strategically located throughout the nation.

Standard stock items available for immediate delivery include continuous and interlocked armor cable; instrumentation cable; medium voltage cable; high temperature wire; portable cord; power cables; primary and secondary aluminum distribution cables; private branded products, including LifeGuard™, a low-smoke, zero-halogen cable; mechanical wire and cable and related hardware, including wire rope, lifting products and synthetic rope and slings.

Comprehensive value-added services include same-day shipping, knowledgeable sales staff, inventory management programs, just-in-time delivery, logistics support, customized online ordering capabilities and 24/7/365 service.

Forward-Looking Statements
This release contains comments concerning management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and projections about future events may, and often do, vary materially from actual results.

Other risk factors that may cause actual results to differ materially from statements made in this press release can be found in the Company's Annual Report on Form 10-K and other documents filed with the SEC. These documents are available under the Investor Relations section of the Company's website at www.houwire.com.

Any forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to publicly update such statements

Non-GAAP Financial Disclosures and Reconciliations

While the Company reports financial results in accordance with U.S. GAAP, this press release includes non-GAAP measures. We use the non-GAAP measures to evaluate and manage our operations and provide the information to assist investors in performing financial analysis that is consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

                        HOUSTON WIRE & CABLE COMPANY
                    Reconciliation of Non-GAAP Measures
                                (Unaudited)
                   (In thousands, except per share data)

Adjusted net income (loss) and       Three Months Ended  Three Months Ended
 adjusted diluted EPS                   June 30, 2016       June 30, 2015
                                     ------------------  ------------------
                                        Net     Diluted     Net     Diluted
                                      Income      EPS     Income      EPS
                                     --------  --------  --------  --------

Net income (loss), as reported under
 GAAP                                $ (2,557) $  (0.16) $   (619) $  (0.04)
Impairment charge                       2,384      0.15     2,994      0.18
Tax effect of impairment charge          (498)    (0.03)     (838)    (0.05)
                                     --------  --------  --------  --------
Adjusted net income (loss)           $   (671) $  (0.04) $  1,537  $   0.09
                                     ========  ========  ========  ========

Adjusted net income (loss) and        Six Months Ended    Six Months Ended
 adjusted diluted EPS                   June 30, 2016       June 30, 2015
                                     ------------------  ------------------
                                        Net     Diluted     Net     Diluted
                                      Income      EPS     Income      EPS
                                     --------  --------  --------  --------

Net income (loss), as reported under
 GAAP                                $ (2,741) $  (0.17) $  1,567  $   0.09
Impairment charge                       2,384      0.15     2,994      0.18
Tax effect of impairment charge          (498)    (0.03)     (838)    (0.05)
                                     --------  --------  --------  --------
Adjusted net income (loss)           $   (855) $  (0.05) $  3,723  $   0.22
                                     ========  ========  ========  ========

                        HOUSTON WIRE & CABLE COMPANY
                         Consolidated Balance Sheets
                      (In thousands, except share data)

                                                   June 30,    December 31,
                                                     2016          2015
                                                 ------------  ------------
                                                  (unaudited)
Assets
Current assets:
  Accounts receivable, net                       $     41,505  $     46,250
  Inventories, net                                     64,580        75,777
  Deferred income taxes                                 3,591         3,074
  Income taxes                                          1,139           932
  Prepaids                                              1,384           648
                                                 ------------  ------------
Total current assets                                  112,199       126,681

Property and equipment, net                            10,814        10,899
Intangible assets, net                                  5,138         5,984
Goodwill                                               12,504        14,866
Deferred income taxes                                     442           264
Other assets                                              424           419
                                                 ------------  ------------
Total assets                                     $    141,521  $    159,113
                                                 ============  ============

Liabilities and stockholders' equity
Current liabilities:
  Book overdraft                                 $        491  $      3,701
  Trade accounts payable                                8,352         6,380
  Accrued and other current liabilities                 7,800         9,568
                                                 ------------  ------------
Total current liabilities                              16,643        19,649

Debt                                                   30,092        39,188
Other long term obligations                               511           275
                                                 ------------  ------------
Total liabilities                                      47,246        59,112

Stockholders' equity:
  Preferred stock, $0.001 par value; 5,000,000
   shares authorized, none issued and outstanding          --            --
  Common stock, $0.001 par value; 100,000,000
   shares authorized: 20,988,952 shares issued:
   16,490,559 and 16,712,626 outstanding at June
   30, 2016 and December 31, 2015, respectively            21            21
  Additional paid-in-capital                           54,847        54,621
  Retained earnings                                   101,308       106,048
  Treasury stock                                      (61,901)      (60,689)
                                                 ------------  ------------
Total stockholders' equity                             94,275       100,001
                                                 ------------  ------------
Total liabilities and stockholders' equity       $    141,521  $    159,113
                                                 ============  ============

                        HOUSTON WIRE & CABLE COMPANY
                    Consolidated Statements of Operations
                                 (Unaudited)
               (In thousands, except share and per share data)

                          Three Months Ended           Six Months Ended
                               June 30,                    June 30,
                      -------------------------   -------------------------
                          2016          2015          2016          2015
                      -----------   -----------   -----------   -----------

Sales                 $    62,454   $    77,959   $   127,165   $   159,559
Cost of sales              50,024        61,024       101,336       124,900
                      -----------   -----------   -----------   -----------
Gross profit               12,430        16,935        25,829        34,659

Operating expenses:
  Salaries and
   commissions              6,838         7,168        13,747        14,406
  Other operating
   expenses                 5,496         6,281        11,333        12,329
  Depreciation and
   amortization               774           726         1,466         1,438
  Impairment charge         2,384         2,994         2,384         2,994
                      -----------   -----------   -----------   -----------
Total operating
 expenses                  15,492        17,169        28,930        31,167
                      -----------   -----------   -----------   -----------

Operating income
 (loss)                    (3,062)         (234)       (3,101)        3,492
Interest expense              149           217           324           482
                      -----------   -----------   -----------   -----------
Income (loss) before
 income taxes              (3,211)         (451)       (3,425)        3,010
Income tax expense
 (benefit)                   (654)          168          (684)        1,443
                      -----------   -----------   -----------   -----------
Net income (loss)     $    (2,557)  $      (619)  $    (2,741)  $     1,567
                      ===========   ===========   ===========   ===========

Earnings (loss) per
 share:
  Basic               $     (0.16)  $     (0.04)  $     (0.17)  $      0.09
                      ===========   ===========   ===========   ===========
  Diluted             $     (0.16)  $     (0.04)  $     (0.17)  $      0.09
                      ===========   ===========   ===========   ===========
Weighted average
 common shares
 outstanding:
  Basic                16,383,630    17,101,952    16,432,376    17,198,927
                      ===========   ===========   ===========   ===========
  Diluted              16,383,630    17,101,952    16,432,376    17,251,178
                      ===========   ===========   ===========   ===========

Dividend declared per
 share                $      0.06   $      0.12   $      0.12   $      0.24
                      ===========   ===========   ===========   ===========

                        HOUSTON WIRE & CABLE COMPANY
                    Consolidated Statements of Cash Flows
                                 (Unaudited)
                               (In thousands)

                                                            Six Months
                                                          Ended June 30,
                                                       --------------------
                                                          2016       2015
                                                       ---------  ---------

Operating activities
Net income (loss)                                      $  (2,741) $   1,567
Adjustments to reconcile net income (loss) to net cash
 provided by operating activities:
  Impairment charge                                        2,384      2,994
  Depreciation and amortization                            1,466      1,438
  Amortization of unearned stock compensation                422        463
  Provision for inventory obsolescence                       357        330
  Deferred income taxes                                     (695)      (670)
  Other non-cash items                                        27         83
  Changes in operating assets and liabilities:
    Accounts receivable                                    4,738      8,564
    Inventories                                           10,840     12,359
    Book overdraft                                        (3,210)    (1,883)
    Trade accounts payable                                 1,972      2,783
    Accrued and other current liabilities                 (1,757)    (4,009)
    Income taxes                                            (207)    (1,069)
    Other operating activities                              (525)      (520)
                                                       ---------  ---------
Net cash provided by operating activities                 13,071     22,430

Investing activities
  Expenditures for property and equipment                   (557)    (1,545)
                                                       ---------  ---------
Net cash used in investing activities                       (557)    (1,545)

Financing activities
  Borrowings on revolver                                 124,312    151,366
  Payments on revolver                                  (133,408)  (164,874)
  Payment of dividends                                    (1,990)    (4,110)
  Purchase of treasury stock                              (1,428)    (3,267)
                                                       ---------  ---------
Net cash used in financing activities                    (12,514)   (20,885)

Net change in cash                                            --         --
Cash at beginning of period                                   --         --
                                                       ---------  ---------

                                                       ---------  ---------
Cash at end of period                                  $      --  $      --
                                                       =========  =========

CONTACT:
Nicol G. Graham
Chief Financial Officer
Direct: 713.609.2125
Fax: 713.609.2168
ngraham@houwire.com